Exhibit 99.1

Cambium Learning Group Reports Fourth Quarter 2017 Financial Results
Digital Segments Learning A-Z and ExploreLearning Record Double-Digit Q4 and Full Year Top-Line Growth
Full Year Pre-Tax Net Income Grows 47%
Full Year Adjusted EBITDA and Cash Income Grow 14% and 13%, Respectively
Company Makes Q4 Debt Prepayments of $20.6 Million

DALLAS—March 7, 2018—Cambium Learning® Group, Inc. (Nasdaq: ABCD, the “Company”), an award-winning educational technology solutions leader dedicated to helping all students reach their potential through individualized and differentiated instruction, announced today financial results for the year ended December 31, 2017.

“Cambium Learning Group delivered solid fourth quarter and 2017 growth, in line with our most recent expectations,” said John Campbell, Chief Executive Officer of Cambium Learning Group. “Our digital solutions at Learning A-Z and ExploreLearning, as well as LANGUAGE! Live at Voyager Sopris Learning, grew at double-digit rates and together drove our technology-enabled solutions to 79% of total Bookings mix in 2017. This growth enabled us to deliver on the promise of our increasingly technology-enabled, software as a service (SaaS) business model, driving margin expansion and higher Adjusted EBITDA and Cash Income. This in turn increased cash generated from our operations by 11%, self-funding our investments in future growth and enabling us to prepay a portion of our debt. We begin 2018 having made necessary adjustments to our sales and marketing tactics, which prepare us to capture additional top-line growth this year.”
Financial Snapshot
For the year ended December 31, 2017, the Company reported the following financial results:

	Three Months Ended December 31,			Year Ended December 31,
(in millions)	2017	2016	$ Change	2017	2016	$ Change
GAAP net revenues	$38.3	$37.5	$0.8	$158.2	$152.4	$5.8
GAAP net income*	30.3	2.9	27.3	45.1	10.4	34.6
Net income margin %*	79%	8%		28%	7%
EBITDA	6.7	10.7	(3.9)	41.4	39.5	1.9
Adjusted EBITDA	12.9	11.9	1.0	49.0	42.8	6.2
Adjusted EBITDA margin %	34%	32%		31%	28%

Bookings	$37.0	$34.6	$2.3	$164.4	$161.8	$2.6
Cash income	7.5	6.3	1.2	36.1	31.8	4.3
Cash income margin %	20%	18%		22%	20%
* 2017 fourth quarter and full-year periods include a tax benefit of $30.2 million and $29.3 million, respectively.
Year Ended December 31, 2017 Financial Highlights

•
Generally Accepted Accounting Principles (GAAP) net revenues for the year ended December 31, 2017 increased by 4% to $158.2 million compared with $152.4 million in 2016. GAAP net revenues by segment for the year ended December 31, 2017 compared to prior year were as follows:

◦	Learning A-Z® – $75.1 million, increased $9.1 million or 14%

◦	ExploreLearning® – $27.9 million, increased $4.1 million or 17%

◦	Voyager Sopris Learning® – $55.2 million, decreased $(7.4) million or (12)%.

•
Bookings for the year ended December 31, 2017 increased by 2% to $164.4 million compared with $161.8 million in 2016, with growth of $7.5 million at Learning A-Z and $4.9 million at ExploreLearning, partially offset by a Voyager Sopris Learning Bookings decline of $9.8 million.

•	Technology-enabled Bookings represented 79% of total 2017 Bookings compared with 73% of 2016 Bookings, and grew 10% compared to 2016.

•	Net interest expense was $4.8 million for the year ended December 31, 2017, down $2.3 million from 2016 as a result of the scheduled debt amortization payments and voluntary prepayments.

•
The Company recorded a non-cash goodwill impairment charge of $4.3 million related to the Kurzweil Education brand solutions, which experienced a Bookings decline of 9% in 2017 and is now fully integrated within the Voyager Sopris Learning segment structure.

•
The Company recorded an income tax benefit of $30.2 million and $29.3 million for the quarter and year ended December 31, 2017, respectively, predominantly the result of a reduction of the valuation allowance against most of the Company’s deferred tax assets offset by a remeasurement of deferred tax assets at the newly-enacted corporate tax rate.

•
Net income was $45.1 million during the year ended December 31, 2017, up $34.6 million when compared to a net income of $10.4 million during the year ended December 31, 2016. Adjusted EBITDA was $49.0 million, up $6.2 million from 2016. Excluding the effect of the tax benefit on net income, the increase in GAAP net revenues, along with a greater portion of the top-line mix coming from the higher margin Learning A-Z and ExploreLearning segments, drove improvement in both net income and Adjusted EBITDA.

•
In response to lower-than-expected performance at the Voyager Sopris Learning segment in 2017, management completed restructuring activities to reduce its cost structure, and incurred $1.1 million of severance costs in the fourth quarter, in addition to the $0.3 million of severance costs incurred in the third quarter. These restructuring costs are excluded from the Adjusted EBITDA and Cash Income non-GAAP measures.

•
Cash Income was $36.1 million, an increase of $4.3 million compared to $31.8 million reported in the year ended December 31, 2016. Capital expenditures reflect planned investments in product development and totaled $18.2 million in the year ended December 31, 2017 versus $20.1 million in the year ended December 31, 2016.

•
In October 2017, the Company voluntarily prepaid the remaining $9.6 million principal amount outstanding on the Term Loan B of the Senior Secured Credit Facility. In December 2017, the Company voluntarily prepaid $11.0 million of principal on the Term Loan A of the Senior Secured Credit Facility.

•
The Company had cash and cash equivalents of $8.5 million at December 31, 2017. For the year ended December 31, 2017, cash provided by operations was $49.2 million, cash used in investing activities was $19.2 million, and cash used in financing activities was $26.4 million. At December 31, 2017, the principal amount of the term loan outstanding was $48.5 million, and there were no borrowings outstanding under the Company’s revolving credit facility.

Fourth Quarter 2017 Financial Highlights

•
GAAP net revenues for the fourth quarter of 2017 increased by 2% to $38.3 million compared with $37.5 million in the fourth quarter of 2016. GAAP net revenues by segment for the three months ended December 31, 2017, and the change from the same period of 2016, were as follows:

◦	Learning A-Z – $19.8 million, increased $1.9 million or 10%

◦	ExploreLearning – $7.2 million, increased $1.0 million or 15%

◦	Voyager Sopris Learning – $11.3 million, decreased $(2.0) million or (15)%

•	Bookings for the fourth quarter of 2017 increased by 7% to $37.0 million compared with $34.6 million in the fourth quarter of 2016.

•
The Company reported net income of $30.3 million during the fourth quarter of 2017 compared to a net income of $2.9 million during the fourth quarter of 2016, an increase of $27.3 million. GAAP net income includes an income tax benefit of $30.2 million and a goodwill impairment charge of $4.3 million. Adjusted EBITDA was $12.9 million, increasing $1.0 million from $11.9 million in 2016. Excluding the effect of the tax benefit and goodwill impairment on net income, the increase in GAAP net revenues, along with a greater portion of the top-line mix coming from the higher margin Learning A-Z and ExploreLearning segments, drove improvement in both net income and Adjusted EBITDA.

•
Net interest expense was $1.0 million for the fourth quarter of 2017, down $0.6 million from the fourth quarter of 2016 as a result of the scheduled debt amortization payments and voluntary prepayments made during 2016.

•
Cash Income was $7.5 million, an increase of $1.2 million compared to Cash Income of $6.3 million in the fourth quarter of 2016. Capital expenditures totaled $4.2 million in the fourth quarter of 2017 versus $3.9 million in the fourth quarter of 2016.

Fiscal Year 2017 Segment Discussion
Net Revenues, Bookings, Net Income, and Cash Income changes by segment for the three months and year ended December 31, 2017, compared to the same period of 2016 were:

	Q4 - 2017 % Change				YTD - 2017 % Change
	Net Revenues	Bookings	Net Income	Cash Income	Net Revenues	Bookings	Net Income	Cash Income
Learning A-Z	10%	14%	14%	12%	14%	10%	15%	8%
ExploreLearning	15%	21%	4%	12%	17%	19%	24%	28%
Voyager Sopris Learning	(15)%	(19)%	(42)%	3%	(12)%	(16)%	(13)%	(23)%
Shared Services			229%	(7)%			66%	5%
Cambium Learning Group, Inc.	2%	7%	929%	19%	4%	2%	332%	13%
Bookings increased 2% for the year ended December 31, 2017 compared to 2016. By segment:

•	Learning A-Z reported Bookings growth of $7.5 million for the year ended December 31, 2017 compared to 2016, representing a double-digit year over year growth rate of 10%.

•
ExploreLearning reported a $4.9 million, or 19%, Bookings increase for the year ended December 31, 2017 compared to 2016 with double-digit growth for both the Reflex® math product and the Gizmos® math and science simulations.

•
Voyager Sopris Learning reported a Bookings decline of $(9.8) million for the year ended December 31, 2017 compared to 2016. The Bookings decline of (16)% came primarily from the segment’s legacy print and transactional solutions, which are not the strategic focus of the segment, and were 21% lower than prior year. Bookings for the segment’s technology-enabled solutions declined 3%, falling short of Company expectations for growth this year, as slow traction for the new Velocity® solution combined with an expected decline in many of the older technology offerings. LANGUAGE! Live®, the segment’s digital flagship solution for technology-enabled adolescent intervention, had strong growth of 20% during the year.

2018 Outlook
Mr. Campbell concluded, “Our 2017 results show our continued focus on increasing cash generation and the long term value of the company. For 2018, we expect improved top-line growth, coupled with disciplined expense management, while investing in development, marketing and sales, should drive continued expansion in our Cash Income, Adjusted EBITDA, and cash flow generation. Cambium Learning’s mission is to leverage technology to create solutions that are personalized, adaptive, scalable, and designed to achieve results in the classroom that can change the trajectory of students’ lives. Demand for these solutions is strong, and we are poised and ready to execute well and to deliver strong financial results in 2018.”
Company-wide, management is setting an initial outlook for 2018 Bookings growth at a higher percentage than 2017, with most of the growth expected in the second half of the year during the Company’s seasonally strong periods. Cambium Learning Group’s business is highly seasonal, with Bookings historically peaking during the third quarter, which represents by far the preponderance of Bookings, revenue, and income each year, and management expects to refine its Bookings outlook as the year progresses.
The Company expects its 2018 Bookings growth to be driven by its two 100% technology subscription businesses Learning A-Z and ExploreLearning. Voyager Sopris Learning is expected to build on the momentum of the LANGUAGE! Live solution and continue to make progress on repositioning the segment’s role in the intervention marketplace.
The Company expects 2018 capital expenditures to be roughly consistent with 2017 and expects growth in its Cash Income margin from 2017, with the impact of spending on strategic investments in its technology subscription products offset by the ongoing benefit of the transition in mix to these higher margin product lines. Absent another use of cash during the year, the Company expects to be substantially debt free by the end of 2018.

Conference Call
Cambium Learning Group’s management team will conduct a conference call at 9 a.m. EDT today (Wednesday, March 7, 2018) to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at www.cambiumlearning.com in the Investor Relations section. In addition, a live dial-in is available at 844.707.0670 or 703.639.1224, passcode # 8577809.
A replay will be available by dialing 855.859.2056 or 404.537.3406, passcode # 8577809, until March 8, 2018. The webcast will also be archived on the Company’s Investor Relations page.

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, and Cash Income are not prepared in accordance with GAAP and may be different from similarly named, non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Cash Income remove significant restructuring, non-operational, or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Cash Income to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress toward performance targets. Further, the Cash Income measure directly affects compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. The Company’s presentation of EBITDA, Adjusted EBITDA, and Cash Income should not be construed as an indication that our future results will be unaffected by unusual, non-operational, or non-cash items.

About Cambium Learning Group, Inc.
Cambium Learning® Group (Nasdaq: ABCD) is an award-winning educational technology solutions leader dedicated to helping all students reach their potential through individualized and differentiated instruction. Using a research-based, personalized approach, Cambium Learning Group delivers SaaS resources and instructional products that engage students and support teachers in fun, positive, safe and scalable environments. These solutions are provided through Learning A-Z® (online differentiated instruction for elementary school reading, writing and science), ExploreLearning® (online interactive math and science simulations and a math fact fluency solution) and Voyager Sopris Learning® (blended solutions that accelerate struggling learners to achieve in literacy and math and professional development for teachers). We believe that every student has unlimited potential, that teachers matter, and that data, instruction, and practice are the keys to success in the classroom and beyond.
Come learn with us at www.cambiumlearning.com.

Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
ccapaccio@lhai.com

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties, and other factors that may cause the markets, actual results, levels of activity, performance, or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational funding, the impact of federal, state, and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K and other reports filed with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Year Ended December 31,
	2017	2016
Net revenues	$158,184	$152,358
Cost of revenues:
Cost of revenues	27,566	30,122
Amortization expense	17,968	18,142
Total cost of revenues	45,534	48,264
Research and development expense	13,651	12,865
Sales and marketing expense	49,470	47,238
General and administrative expense	20,620	21,062
Shipping and handling costs	825	912
Depreciation and amortization expense	2,797	3,406
Goodwill impairment	4,325	—
Total costs and expenses	137,222	133,747
Income before interest, other income (expense) and income taxes	20,962	18,611
Net interest expense	(4,845)	(7,190)
Loss on extinguishment of debt	(360)	(698)
Income before income taxes	15,757	10,723
Income tax benefit (expense)	29,298	(293)
Net income	$45,055	$10,430
Net income per common share:
Basic net income per common share	$0.97	$0.23
Diluted net income per common share	$0.95	$0.22
Average number of common shares and equivalents outstanding:
Basic	46,416	45,861
Diluted	47,594	47,217

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(In thousands, except per share data)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$8,493	$4,930
Accounts receivable, net	12,937	13,378
Inventory	2,382	2,864
Restricted assets, current	961	988
Other current assets	11,193	11,235
Total current assets	35,966	33,395
Property, equipment and software at cost	65,250	62,885
Accumulated depreciation and amortization	(43,164)	(39,378)
Property, equipment and software, net	22,086	23,507
Goodwill	43,518	47,842
Other intangible assets, net	3,607	4,001
Pre-publication costs, net	17,758	17,397
Restricted assets, less current portion	1,293	2,278
Deferred tax assets	30,614	—
Other assets	3,712	3,520
Total assets	158,554	131,940
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	2,388	2,172
Accrued expenses	12,121	11,720
Current portion of long-term debt	5,958	7,350
Deferred revenue, current	86,913	83,318
Total current liabilities	107,380	104,560
Long-term liabilities:
Long-term debt	41,841	67,130
Deferred revenue, less current portion	13,995	11,395
Other liabilities	9,630	10,117
Total long-term liabilities	65,466	88,642
Stockholders' equity (deficit):
Preferred Stock ($0.001 par value, 15,000 shares authorized, zero shares issued and outstanding at December 31, 2017 and 2016)	—	—
Common stock ($0.001 par value, 150,000 shares authorized, 53,333 and 52,738 shares issued, and 46,800 and 46,206 shares outstanding at December 31, 2017 and 2016, respectively)	53	53
Capital surplus	289,022	286,943
Accumulated deficit	(288,490)	(333,545)
Treasury stock at cost (6,532 shares at December 31, 2017 and 2016)	(12,784)	(12,784)
Accumulated other comprehensive loss:
Pension and postretirement plans	(2,093)	(1,929)
Accumulated other comprehensive loss	(2,093)	(1,929)
Total stockholders' equity (deficit)	(14,292)	(61,262)
Total liabilities and stockholders' equity (deficit)	$158,554	$131,940

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA and Cash Income
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2017	2016	2017	2016
Net income	$30,256	$2,940	$45,055	$10,430
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	5,651	6,071	20,765	21,548
Net interest expense	1,011	1,592	4,845	7,190
Income tax (benefit) expense	(30,171)	87	(29,298)	293
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	6,747	10,690	41,367	39,461
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Loss on extinguishment of debt	360	698	360	698
Restructuring costs	1,107	173	1,388	1,103
Goodwill impairment	4,325	—	4,325	—
Merger, acquisition and disposition activities	181	140	658	585
Stock-based compensation and expense	224	247	865	928
Adjusted EBITDA	12,944	11,948	48,963	42,775
Change in deferred revenues	(1,451)	(2,953)	6,195	9,125
Change in deferred costs	239	1,179	(936)	(62)
Capital expenditures	(4,248)	(3,883)	(18,160)	(20,054)
Cash income	$7,484	$6,291	$36,062	$31,784

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment - 2017
(unaudited)

	Three Months Ended December 31, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$21,060	$8,461	$7,453	$36,974
Change in deferred revenues	(1,159)	(1,169)	3,779	1,451
Other	(99)	(87)	90	(96)
Net revenues	$19,802	$7,205	$11,322	$38,329

	Year Ended December 31, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$80,756	$30,967	$52,642	$164,365
Change in deferred revenues	(5,509)	(3,070)	2,384	(6,195)
Other	(99)	(40)	153	14
Net revenues	$75,148	$27,857	$55,179	$158,184

Reconciliation of Net Income to Adjusted EBITDA and Cash Income by Segment - 2017
(unaudited)

	Three Months Ended December 31, 2017
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$11,059	$2,335	$1,624	$15,238	$30,256
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	5,651	5,651
Net interest expense	—	—	—	1,011	1,011
Income tax benefit	—	—	—	(30,171)	(30,171)
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	11,059	2,335	1,624	(8,271)	6,747
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Loss on extinguishment of debt	—	—	—	360	360
Restructuring costs	—	—	949	158	1,107
Goodwill impairment	—	—	—	4,325	4,325
Merger, acquisition and disposition activities	—	—	—	181	181
Stock-based compensation and expense	52	37	69	66	224
Adjusted EBITDA	11,111	2,372	2,642	(3,181)	12,944
Change in deferred revenues	1,159	1,169	(3,779)	—	(1,451)
Change in deferred costs	(134)	(71)	444	—	239
Capital expenditures - product development	(1,817)	(817)	(886)	—	(3,520)
Capital expenditures - general expenditures	(182)	(181)	(113)	(252)	(728)
Cash income	$10,137	$2,472	$(1,692)	$(3,433)	$7,484

	Year Ended December 31, 2017
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$38,784	$10,701	$10,853	$(15,283)	$45,055
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	20,765	20,765
Net interest expense	—	—	—	4,845	4,845
Income tax benefit	—	—	—	(29,298)	(29,298)
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	38,784	10,701	10,853	(18,971)	41,367
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Loss on extinguishment of debt	—	—	—	360	360
Restructuring costs	—	—	1,230	158	1,388
Goodwill impairment	—	—	—	4,325	4,325
Merger, acquisition and disposition activities	—	—	—	658	658
Stock-based compensation and expense	205	121	281	258	865
Adjusted EBITDA	38,989	10,822	12,364	(13,212)	48,963
Change in deferred revenues	5,509	3,070	(2,384)	—	6,195
Change in deferred costs	(557)	(202)	(177)	—	(936)
Capital expenditures - product development	(7,635)	(2,965)	(4,845)	—	(15,445)
Capital expenditures - general expenditures	(1,212)	(550)	(429)	(524)	(2,715)
Cash income	$35,094	$10,175	$4,529	$(13,736)	$36,062
Deferred Revenue by Segment - 2017
(unaudited)

	December 31, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Deferred revenue, current	$52,000	$20,104	$14,809	$86,913
Deferred revenue, less current portion	7,073	2,468	4,454	13,995
Deferred revenue	$59,073	$22,572	$19,263	$100,908

Deferred Costs by Segment - 2017
(unaudited)

	December 31, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Deferred costs, current	$4,682	$1,831	$2,733	$9,246
Deferred costs, less current portion	601	225	919	1,745
Deferred costs	$5,283	$2,056	$3,652	$10,991

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment - 2016
(unaudited)

	Three Months Ended December 31, 2016
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$18,427	$7,009	$9,199	$34,635
Change in deferred revenues	(303)	(648)	3,904	2,953
Other	(202)	(114)	215	(101)
Net revenues	$17,922	$6,247	$13,318	$37,487

	Year Ended December 31, 2016
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$73,253	$26,037	$62,488	$161,778
Change in deferred revenues	(6,913)	(2,376)	164	(9,125)
Other	(291)	78	(82)	(295)
Net revenues	$66,049	$23,739	$62,570	$152,358

Reconciliation of Net Income to Adjusted EBITDA and Cash Income by Segment - 2016
(unaudited)

	Three Months Ended December 31, 2016
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$9,732	$2,241	$2,815	$(11,848)	$2,940
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	6,071	6,071
Net interest expense	—	—	—	1,592	1,592
Income tax expense	—	—	—	87	87
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	9,732	2,241	2,815	(4,098)	10,690
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Loss on extinguishment of debt	—	—	—	698	698
Restructuring costs	—	—	173	—	173
Merger, acquisition and disposition activities	—	—	—	140	140
Stock-based compensation and expense	56	32	80	79	247
Adjusted EBITDA	9,788	2,273	3,068	(3,181)	11,948
Change in deferred revenues	303	648	(3,904)	—	(2,953)
Change in deferred costs	712	(47)	514	—	1,179
Capital expenditures - product development	(1,674)	(603)	(1,321)	—	(3,598)
Capital expenditures - general expenditures	(75)	(69)	(110)	(31)	(285)
Cash income	$9,054	$2,202	$(1,753)	$(3,212)	$6,291

	Year Ended December 31, 2016
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$33,679	$8,635	$12,545	$(44,429)	$10,430
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	21,548	21,548
Net interest expense	—	—	—	7,190	7,190
Income tax expense	—	—	—	293	293
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	33,679	8,635	12,545	(15,398)	39,461
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Loss on extinguishment of debt	—	—	—	698	698
Restructuring costs	—	—	1,103	—	1,103
Merger, acquisition and disposition activities	—	—	—	585	585
Stock-based compensation and expense	223	124	294	287	928
Adjusted EBITDA	33,902	8,759	13,942	(13,828)	42,775
Change in deferred revenues	6,913	2,376	(164)	—	9,125
Change in deferred costs	206	(366)	98	—	(62)
Capital expenditures - product development	(7,492)	(2,427)	(7,422)	—	(17,341)
Capital expenditures - general expenditures	(1,027)	(419)	(566)	(701)	(2,713)
Cash income	$32,502	$7,923	$5,888	$(14,529)	$31,784